UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):     May 9, 2006
POLYPORE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32266	43-2049334

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

13800 South Lakes Drive, Charlotte, NC	28273

(Address of Principal Executive Offices)	(Zip Code)
(704) 587-8409
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     (a) Membrana, GmbH, an indirect subsidiary of Polypore International, Inc. (the “Company”), entered into an employment contract with Josef Sauer, dated as of April 4, 2006 and effective June 1, 2006, pursuant to which Mr. Sauer will serve as Vice President and General Manager of Membrana, GmbH.
     Under the employment contract, Mr. Sauer will receive an initial annual base salary of €200,000 and will be eligible to participate in Polypore, Inc.’s executive bonus and equity compensation programs. Polypore, Inc. is a subsidiary of Polypore International, Inc. The employment contract is terminable upon 12 months notice. If Mr. Sauer’s employment is terminated by Membrana, GmbH, he will be eligible for severance payments for a period of 12 months at his then current base salary.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (a) The Company is hereby announcing that Josef Sauer will serve as Vice President and General Manager of the Company’s indirect subsidiary, Membrana, GmbH, effective June 1, 2006. See Item 1.01 above for a description of the terms of the employment contract entered into between Membrana, GmbH and Mr. Sauer.
     From July 2005 until joining Membrana, GmbH, Mr. Sauer served as Business Director, Liquid Coating Resins & Additives (Europe, Middle East and Asia) for Cytec Surface Specialties based in Brussels, Belgium. In this role, he managed a business with sales in excess of $400 million and led profitable growth of the business’ global position by driving innovation, aligning strategy with action, and focusing on market-driven solutions. From June 2003 to July 2005, Mr. Sauer served as Global Manager, Liquid Coating Resins for Surface Specialties UCB SA and from February 2003 to June 2003, he served as Business Director, Technical Products for Surface Specialties Germany GmbH & Co KG of the UCB-Group. From July 2002 to February 2003, Mr. Sauer served as Business Director, Technical Products for Solutia Inc. and from January 2000 to July 2002, he served as Commercial Director and Director, Marketing Technical Service (Europe, Middle East and Africa), Resins and Additives for Solutia Inc.
     In addition to an undergraduate degree in Organic Chemistry, Mr. Sauer holds a PhD in Organic Chemistry from University Dortmund, Dortmund, Germany.
     (b) Effective May 4, 2006, Stefan Geyler is no longer employed as Vice President and General Manager of Membrana, GmbH.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.

Date: May 9, 2006	/s/ Lynn Amos

Lynn Amos Chief Financial Officer